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                                                                EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the: (1) Registration Statement on Form S-8 (No. 33-36847) relating to the Foundation Health Corporation Profit Sharing and 401(k) Plan; (2) Registration Statement on Form S-8 (No. 33-36850) relating to the Foundation Health Corporation 1990 Stock Option Plan; (3) Registration Statement on Form S-8 (No. 33-36849) relating to the Foundation Health Corporation Employee Stock Purchase Plan; (4) Registration Statement on Form S-8 (No. 33-44783) relating to the Non-Qualified Stock Option Plan of Foundation Health Corporation; (5) Registration Statement on Form S-8 (No. 33-48561) relating to the 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation and the Foundation Health Corporation Incentive Common Stock Option Agreements; (6) Registration Statement on Form S-8 (No. 33-53468) relating to the Century Medicorp 1983 Incentive Stock Option Plan and Century Medicorp 1985, 1988, 1989 and 1991 nonstatutory stock option plans; (7) Registration Statement on Form S-8 (No. 33-67062) relating to the 1989 Stock Plan of Business Insurance Corporation; and (8) Registration Statement on Form S-3 (No. 33-80512) relating to the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation; (9) Registration Statement on Form S-8 (No. 33-86568) relating to the Intergroup Healthcare Corporation Stock Option and Incentive Plan and Stock Option Agreement; (10) Registration Statement on Form S-8 (No. 33-86566) relating to the Foundation Health Corporation 1990 Stock Option Plan (as amended and restated), of our report dated April 27, 1994, appearing in this Amended Annual Report on Form 10-K/A of Foundation Health Corporation for the year ended June 30, 1996.



STEVENSON, JONES & HOLMASS, P.C.

Tucson, Arizona
November 18, 1996


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